Exhibit 10.2 TWENTY-SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT among HF SINCLAIR CORPORATION, HOLLY ENERGY PARTNERS, L.P. and CERTAIN OF THEIR RESPECTIVE SUBSIDIARIES Effective as of March 14, 2022

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10.5	ASSIGNMENT	22
10.6	COUNTERPARTS	22
10.7	SEVERABILITY	22
10.8	FURTHER ASSURANCES	22
10.9	RIGHTS OF LIMITED PARTNERS	22
10.10	HEADINGS	23
10.11	LIMITATION OF DAMAGES	23
10.12	NATURE OF THE RELATIONSHIP	23

EXHIBITS

Exhibit A	-	Omnibus Agreement Amendments
Exhibit B	-	Definitions
Exhibit C	-	Interpretation
Exhibit D	-	Asset Indemnification Summary
Exhibit E	-	Administrative Fee
Exhibit F	-	Temporary Administrative Fee

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TWENTY-SECOND AMENDED AND RESTATED

OMNIBUS AGREEMENT

THIS TWENTY-SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Agreement”) is being entered into on and is effective as of March 14, 2022 (the “Effective Date”), by and among the following entities (all Delaware limited liability companies unless otherwise noted):

HF Sinclair Corporation, a Delaware corporation (“HF Sinclair”), and its Affiliates listed below (singularly, “HFS Entity”; and with HF Sinclair collectively, the “HFS Entities”):

HollyFrontier Corporation, a Delaware corporation (“HFC”)
El Paso Operating LLC (“El Paso Operating”)
HollyFrontier El Dorado Refining LLC (“HollyFrontier El Dorado”)
HollyFrontier Cheyenne Refining LLC (“HollyFrontier Cheyenne”)
HollyFrontier Tulsa Refining LLC (“HollyFrontier Tulsa”)
HollyFrontier Woods Cross Refining LLC (“HollyFrontier Woods Cross”)
Navajo Pipeline Co., L.P., a Delaware limited partnership (“Navajo Pipeline”)
HollyFrontier Navajo Refining LLC (“HollyFrontier Navajo”)
HollyFrontier Refining & Marketing LLC (“HFRM”)
HollyFrontier Transportation LLC (“HollyFrontier Transportation”)
Cheyenne Renewable Diesel Company LLC (“CRDC”)
Sinclair Oil LLC, a Wyoming limited liability company (“Sinclair Oil”)
Sinclair Casper Refining LLC, a Wyoming limited liability company (“Casper Refining”)
Sinclair Wyoming Refining LLC, a Wyoming limited liability company (“Sinclair Refining”)

AND

Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), and its Affiliates listed below (singularly, “HEP Entity”; and with HEP collectively, the “HEP Entities”):

Cheyenne Logistics LLC (“Cheyenne Logistics”)
El Dorado Logistics LLC (“El Dorado Logistics”)
El Dorado Operating LLC (“El Dorado Operating”)
El Dorado Osage LLC (“El Dorado Osage”)
Frontier Aspen LLC
HEP Cushing LLC (“HEP Cushing”)
HEP El Dorado LLC (“HEP El Dorado”)

HEP Logistics GP, L.L.C. (the “OLP GP”)
HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”)
HEP Mountain Home, L.L.C.
HEP Navajo Southern, L.P., a Delaware limited partnership
HEP Oklahoma LLC
HEP Fin-Tex/Trust-River, L.P.
HEP Pipeline Assets, Limited Partnership, a Delaware limited partnership
HEP Pipeline GP, L.L.C.
HEP Pipeline, L.L.C. (“HEP Pipeline”)
HEP Refining Assets, L.P., a Delaware limited partnership (“HEP Refining Assets”)
HEP Refining GP, L.L.C.
HEP Refining, L.L.C. (“HEP Refining”)
HEP Tulsa LLC (“HEP Tulsa”)
HEP UNEV Holdings LLC (“HEP UNEV”)
HEP UNEV Pipeline LLC (“HEP UNEV Pipeline”)
HEP Woods Cross, L.L.C.
Holly Energy Partners – Operating, L.P., a Delaware limited partnership (the “Operating Partnership”)
Holly Energy Storage – Lovington LLC
Holly Logistic Services, L.L.C. (“Holly GP”),
Lovington-Artesia, L.L.C.
NWNAL LLC
Roadrunner Pipeline, L.L.C. (“Roadrunner”)
SLC Pipeline LLC
Woods Cross Operating LLC (“Woods Cross Operating”)
Sinclair Transportation Company LLC, a Wyoming limited liability company (“STC”)
Sinclair Logistics LLC, a Wyoming limited liability company
Sinclair Pipeline Company LLC, a Wyoming limited liability company

This Agreement amends and restates in its entirety the Twenty-First Amended and Restated Omnibus Agreement which was entered into on February 8, 2021 and effective January 1, 2021, among certain of the HFS Entities and certain of the HEP Entities which were signatories thereto (the “Previous Amended and Restated Omnibus Agreement”).

RECITALS:

WHEREAS, certain of the Parties entered into an Omnibus Agreement on July 13, 2004 (as amended, the “Original Omnibus Agreement”) to evidence their agreement with respect to various administrative, indemnity and other obligations, which agreement has been further amended and restated as set forth on Exhibit A, resulting in the Previous Amended and Restated Omnibus Agreement.

WHEREAS, the Parties desire to amend and restate the Previous Amended and Restated Omnibus Agreement as provided herein in order to, among other things, consolidate terms from various other agreements between the parties and to clarify terms as more particularly set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit B.

1.2 Interpretation. Matters relating to the interpretation of this Agreement are set forth on Exhibit C.

ARTICLE II

BUSINESS OPPORTUNITIES

2.1 Restricted Businesses. For so long as a HFS Group Member owns a controlling interest in the general partner of HEP, and except as permitted by Section 2.2, Holly GP and each HFS Group Member shall be prohibited from engaging in or acquiring a controlling interest in or operating any business having assets or operations engaged in the Restricted Businesses.

2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, Holly GP and the HFS Group Members may engage in the following activities under the following circumstances:

(a)	the ownership and/or operation of any of the Retained Assets (including replacements of the Retained Assets);

(b)	any Restricted Businesses conducted by a HFS Group Member and Holly GP with the approval of the General Partner;

(c)	the ownership and/or operation of Restricted Businesses by an HFS Entity or Holly GP in its capacity as general partner of HEP or its general partner;

(d)

the ownership and/or operation of any asset or group of related assets used in the Restricted Business that are acquired or constructed by a HFS Group Member or Holly GP after the Closing Date (the “Permitted Assets”), the fair market value of which (as determined in good faith by the Board of Directors of HF Sinclair) is as follows:

(i)	less than $5 million at the time of such acquisition or good faith estimate of construction costs, as the case may be; or

(ii)

equal to or greater than $5 million at the time of the acquisition or good faith estimate of construction costs; provided, HEP has been offered the opportunity to purchase the Permitted Assets in accordance with Section 2.3 and HEP has elected not to purchase the Permitted Assets;

(e)	the ownership of the UNEV Profits Interest;

(f)	the ownership of limited or any general partnership interests in HEP;

(g)	the ownership and/or operation of the El Paso Hawkins Terminal; and

(h)	the ownership and/or operation of the Sinclair Refinery Logistics Assets.

2.3 Right of Offer.

(a)

If Holly GP or a HFS Group Member becomes aware of an opportunity to acquire Permitted Assets with a fair market value (as determined in good faith by the Board of Directors of HF Sinclair) equal to or greater than $5 million, then, subject to Section 2.3(c), as soon as practicable, Holly GP or such HFS Group Member shall notify HEP of such opportunity and deliver to HEP, or provide HEP access to all information prepared by or on behalf of, or material information submitted or delivered to, Holly GP or such HFS Group Member relating to such potential transaction. As soon as practicable, but in any event within 30 days after receipt of such notification and information, HEP shall notify Holly GP or the HFS Group Member that it has either elected:

(i)	not to cause a HEP Group Member to pursue the opportunity to purchase the Permitted Assets, or

(ii)	to cause a HEP Group Member to pursue the opportunity to purchase the Permitted Assets, in which case the applicable Parties shall follow the procedures in Section 2.4.

(b)

If, at any time, HEP abandons such opportunity (as evidenced in writing by HEP to the HFS Group Member), Holly GP or the HFS Group Member may pursue such opportunity. Any Permitted Assets which are permitted to be acquired by Holly GP or a HFS Group Member must be so acquired:

(i)

within 12 months of the later to occur of the date that Holly GP or the HFS Group Member becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3, and (b) the date upon which all required governmental approvals to consummate such acquisition have been obtained, and

(ii)	on terms not materially more favorable to Holly GP or the HFS Group Member than were offered to HEP.

If either of these conditions are not satisfied, the opportunity must be reoffered to HEP in accordance with Section 2.3(a).

(c)	Section 2.3(a) shall not apply if Holly GP or a HFS Group Member:

(i)

becomes aware of an opportunity to make an acquisition that includes Permitted Assets and assets that are not Permitted Assets, and the Permitted Assets have a fair market value (as determined in good faith by the Board of Directors of HF Sinclair) equal to or greater than $5 million but comprise less than half of the fair market value (as determined in good faith by the Board of Directors of HF Sinclair) of the total assets being considered for acquisition, or

(ii)	desires to construct Permitted Assets with an estimated construction cost (as determined in good faith by the Board of Directors of HF Sinclair) equal to or greater than $5 million;

provided, however, that in each case Holly GP or a HFS Group Member, as the case may be, shall comply with Section 2.4.

(d)	Section 2.3 shall not apply to the Sinclair Refinery Logistics Assets.

2.4 Procedure for Offering Acquired or Constructed Assets to HEP.

(a)

Within 180 days after the consummation of the acquisition or the completion of construction by Holly GP or a HFS Group Member of the Permitted Assets, as the case may be, Holly GP or the HFS Group Member shall notify HEP in writing of such acquisition or construction and offer HEP the opportunity to purchase such Permitted Assets (the “Offer”). The Offer shall set forth the terms relating to the purchase of the Permitted Assets, and, if Holly GP or any HFS Group Member desires to utilize the Permitted Assets, the Offer will also include (i) the commercially reasonable terms on which the HEP Group will provide services to Holly GP or the HFS Group Member to enable Holly GP or the HFS Group Member to utilize the Permitted Assets and (ii) the terms of any service agreements, leases or access agreements to be provided to HEP by Holly GP or the HFS Group relating to such assets. As soon as practicable, but in any event within 30 days after receipt of such written notification, HEP shall notify Holly GP or the HFS Group Member in writing that HEP has elected (i) not to cause a HEP Group Member to purchase the Permitted Assets, in which event Holly GP or the HFS Group Member shall be forever free to continue to own or operate such Permitted Assets, or (ii) to cause a HEP Group Member to purchase the Permitted Assets, in which event Section 2.4(b) and Section 2.4(c) shall apply.

(b)

If within 60 days after receipt by HEP of the Offer, Holly GP or the HFS Group Member and HEP are able to agree on the fair market value of the subject Permitted Assets and the other terms of the Offer including, the terms, if any, on which the HEP Group will provide services to Holly GP or the HFS Group Member to enable it to utilize the Permitted Assets, a HEP Group Member shall purchase the Permitted Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached and, if required by the Offer or otherwise agreed, enter into an agreement with Holly GP or the HFS Group Member to provide services in a manner consistent with the Offer.

(c)

If Holly GP or the HFS Group Member and HEP are unable to agree within 60 days after receipt by HEP of the Offer on the fair market value of the subject Permitted Assets and/or the other terms of the Offer, Holly GP or the HFS Entity, on the one hand, and HEP, on the other hand, will engage a mutually agreed upon investment banking firm to determine the disputed terms. Such investment banking firm will determine the disputed terms within 30 days of its engagement and furnish Holly GP or the HFS Group Member, on the one hand, and HEP, on the other hand, its determination. The fees of the investment banking firm will be split equally between Holly GP or the HFS Group Member, on the one hand, and HEP, on the other hand. Once the investment banking firm has submitted its determination of the disputed terms, HEP will have the right, but not the obligation, to cause a HEP Group Member to purchase the Permitted Assets pursuant to the Offer as modified by the determination of the investment banking firm. HEP will provide written notice of its decision to Holly GP or the HFS Group Member within 30 days after the investment banking firm has submitted its determination. Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Permitted Assets. If HEP elects to cause a HEP Group Member to purchase the Permitted Assets, then the HEP Group Member shall purchase the Permitted Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination and, if applicable, enter into an agreement with Holly GP or the HFS Group Member to provide services in a manner consistent with the Offer, as modified by the determination of the investment banking firm, if applicable.

2.5 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, Holly GP and each HFS Group Member shall be free to engage in any business activity, including those that may be in direct competition with any HEP Group Member.

2.6 Enforcement. Holly GP and the HFS Group Members agree and acknowledge that the HEP Group does not have an adequate remedy at law for the breach by Holly GP and the HFS Group of the covenants and agreements set forth in this Article II, and that any breach by Holly GP and the HFS Group of the covenants and agreements set forth in this Article II would result in irreparable injury to the HEP Group. Holly GP and the HFS Group Members further agree and acknowledge that any HEP Group Member may, in addition to the other remedies that may be available to the HEP Group, file a suit in equity to enjoin Holly GP and the HFS Group from such breach and hereby consent to the issuance of injunctive relief under this Agreement.

2.7 Limitation on Acquisitions of Permitted Assets by HEP Group Members. Notwithstanding anything in this Agreement to the contrary, a HEP Group Member who is not a party to this Agreement is prohibited from acquiring Permitted Assets. In the event HEP desires a HEP Group Member who is not a party to this Agreement to acquire any Permitted Assets, then the General Partner shall first cause such HEP Group Member to become a party to this Agreement.

2.8 Termination of Article II. The provisions of this Article II may be terminated by HF Sinclair upon a Change of Control of HF Sinclair.

ARTICLE III

INDEMNIFICATION

3.1 Conditions of Indemnification by the HFS Entities. All indemnities set forth in Section 3.2 are subject to the following conditions:

(a)

Except for the indemnity in Sections 3.2(a)(ii), (vii) and (viii), indemnities apply only to the Transferred Assets and only until the applicable expiration date, if any, related to each such Transferred Asset shown on Exhibit D.

(b)

The aggregate liability of the HFS Entities for all Covered Environmental Losses under Section 3.2(a) shall not exceed the amounts shown in column (b) on Exhibit D. The liability limits listed in column (b) represent separate individual limits for each location.

(c)	Indemnities in Section 3.2(a)(i) apply only to the extent that such events or conditions occurred before the applicable Closing Date.

3.2 Indemnification by the HFS Entities.

(a)

Subject to Section 3.1, the HFS Entities shall indemnify, defend and hold harmless the HEP Entities from and against any Liability or Claim incurred by the HEP Entities or any Third Party to the extent arising out of:

(i)	the Covered Environmental Losses relating to the Transferred Assets to the extent caused by the acts or omissions of an HFS Entity;

(ii)

the ownership or operation by HF Sinclair and its Affiliates of any asset not constituting part of the Transferred Assets, except to the extent arising out of the negligent acts or omissions or willful misconduct of HEP or any of its Affiliates;

(iii)

the failure of the applicable HEP Entity to be the owner of valid and indefeasible easement rights or fee ownership for interests in and to the lands on which any pipeline or related pump station, tank farm or equipment conveyed or contributed or otherwise Transferred (including by way of a Transfer of the ownership interest of a Person or by operation of law) to the applicable HEP Entity on the applicable Closing Date;

(iv)

the failure of the applicable HEP Entity to have the consents, licenses and permits necessary to allow any such Transferred Assets referred to in Section 3.2(a)(iii) to cross the roads, waterways, railroads and other areas upon which any such Transferred Assets are located as of the Closing Date;

(v)	the cost of curing any condition set forth in clauses (iii) or (iv) above to the extent such conditions do not allow any Transferred Asset to be operated in accordance with Prudent Industry Practice;

(vi)	the following:

(A)

events and conditions associated with the operation of the Transferred Assets before the Closing Date (other than Covered Environmental Losses which are provided for under Section 3.2(a)(i) and events and conditions covered by Section 3.4);

(B)	all legal actions pending against the HFS Entities on July 13, 2004;

(C)	the completion of remediation projects at the respective HEP Entity’s El Paso Hawkins Terminal, Albuquerque terminal and Mountain Home terminal that were ongoing or scheduled as of July 13, 2004;

(D)	events and conditions associated with the Retained Assets and whether occurring before or after the Closing Date;

(E)

all federal, state and local tax liabilities attributable to the operation or ownership of the Transferred Assets prior to the applicable Closing Date, including any such tax liabilities of the HFS Entities that may result from the consummation of the formation transactions for the HEP Entities and the General Partner;

(F)	any breach by HollyFrontier Tulsa of the representations and warranties set forth in Section 3.9 of the Master Lease and Access Agreement; and

(G)	the Covered Environmental Losses, if any, relating to the demolition of the Demo Assets or the cleaning of the Released Assets by HEP and its Affiliates pursuant to the Letter Agreement.

(vii)

the operation by HEP and its Affiliates of any assets owned by HF Sinclair or any of its Affiliates, except to the extent arising out of the gross negligence or willful misconduct of HEP or any of its Affiliates;

(viii)

any failure to perform any covenant or agreement made or undertaken by HF Sinclair or its Affiliates in the (A) Master Lease and Access Agreement, or the exercise by HF Sinclair or its Affiliates of any rights and obligations under Section 2.2 thereof; or (B) Services and Secondment Agreement; except in either case to the extent arising out of the willful misconduct or negligence (standard negligence or gross negligence) of HEP or any of its Affiliates; and

(ix)

any failure of HEP or any of its Affiliates to perform its obligations pursuant to the Storage and Handling Agreement to the extent arising after February 22, 2016, except to the extent arising out of gross negligence and willful misconduct of HEP or any of its Affiliates.

(b)

The indemnities provided for in Section 3.2(a)(i) through (v) shall only apply if the HFS Entities are notified in writing of any of the foregoing prior to the applicable expiration date listed in column (b) on Exhibit D.

(c)

The indemnities provided for in Section 3.2(a)(vi) shall only apply if to the extent that the HFS Entities are notified in writing of any of the following events and conditions within five years after the applicable Closing Date.

(d)

Notwithstanding anything in this Agreement to the contrary, because HEP has been involved since the inception with the following Transferred Assets, as used in this Section 3.2, the definition of “Transferred Assets” shall not include the 16” Lovington/Artesia Intermediate Pipeline, the Beeson Pipeline, the Roadrunner Pipeline, the Tulsa Interconnecting Pipelines, and the UNEV Pipeline.

(e)

To the extent that a good faith Claim by the HEP Entities for indemnification under Section 3.2(a) arises from events or conditions at the Transferred Tanks or the soil immediately underneath the Transferred Tanks or the Transferred Tanks’ secondary containment, and the HFS Entities refuse to provide such indemnification, then the burden of proof shall be on the HFS Entities to demonstrate that the events or conditions giving rise to the Claim arose after the Closing Date.

(f)

As used in this Section 3.2, “Affiliates” of the Indemnifying Party shall not include the HEP Group Members when a HFS Entity is the Indemnifying Party and shall not include the HFS Group Members when the Indemnifying Party is a HEP Entity.

3.3 Conditions of Indemnification by the HEP Entities. The indemnities set forth in Section 3.4 apply only to the extent that such events or conditions occurred on or after the applicable Closing Date, if any.

3.4 Indemnification by the HEP Entities.

(a)

Subject to Section 3.3, the HEP Entities shall indemnify, defend and hold harmless the HFS Entities from and against any Liability or Claim suffered or incurred by the HFS Entities or any Third Party to the extent arising from:

(i)

the Covered Environmental Losses associated with operation of (A) the Other Assets (except as otherwise indicated in Exhibit D, Part 2), and (B) the Transferred Assets by a Person (other than a HFS Entity or ownership and operation of the Transferred Assets by a Person other than a HFS Entity);

(ii)

operation by HEP and HEP’s Affiliates of any asset owned by HF Sinclair or any of HF Sinclair’s Affiliates but only to the extent caused by the gross negligence or willful misconduct of any of the HEP Entities;

(iii)

any failure to perform any covenant or agreement made or undertaken by any HEP or its Affiliates in the (A) Master Lease and Access Agreement, or the exercise by HEP or its Affiliates of any rights and obligations under Section 2.2 thereof; or (B) Services and Secondment Agreement; except in either case to the extent arising out of the willful misconduct or negligence (standard negligence or gross negligence) of HF Sinclair or any of its Affiliates; and

(iv)

all liabilities (whether known or unknown) related to or arising in connection with the ownership or operation of the refined petroleum products terminal located in Kansas City, KS prior to, on or after March 14, 2022.

(b)	Nothing set forth in Section 3.4(a) shall make the HEP Entities responsible for any post-Closing Date negligent actions or omissions or willful misconduct by the HFS Entities.

(c)

Notwithstanding Section 3.4(a)(i), the indemnity provided for in Section 3.4(a)(i) shall only apply to the El Dorado Repurchased Tanks to the extent the Environmental Losses arise from a violation, correction, event or condition occurring during the period that El Dorado Logistics owned such Repurchased Tanks.

3.5 Mutual General Indemnity. Following the applicable Closing Dates, the HFS Entities and the HEP Entities, respectively, agree to indemnify, protect, defend and hold harmless each other from and against any and all Liabilities and Claims based upon, in connection with, relating to or arising out of their respective actions or inactions in connection with the operation of the Indemnifying Party’s respective assets or any failure to comply with any Applicable Laws; in any case of or by any Indemnifying Party or its subcontractors, suppliers, materialmen, employees, agents, successors and assigns, or other persons directly or indirectly employed by them, including the following:

(a)	any injury to or death of any Person or the damage to or theft, destruction, loss or loss of use of, any property; or

(b)	the failure to perform any covenant or agreement made or undertaken by the applicable Party in agreements with any of the other Parties.

3.6 Exclusions from Indemnity for Post-Closing Date Claims. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, FOR ANY LIABILITIES OR CLAIMS ARISING OUT OF EVENTS OCCURRING AFTER AN APPLICABLE CLOSING DATE:

(a)

EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.2(a)(vii), THE INDEMNIFICATION OBLIGATIONS HEREIN SHALL NOT EXTEND TO THE PROPORTIONATE AMOUNT OF ANY SUCH LIABILITY OR CLAIM CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE OR ITS AGENTS OR EMPLOYEES.

(b)

No statute, rule or regulation that precludes an injured party from bringing an action against a fellow employee or employer shall preclude a Party from seeking and obtaining a judicial determination of the fault or negligence of such Persons.

(c)

Each Party shall be responsible for any insurance deductibles or self-insured retention arising out of any Liability or Claim to the extent such Liability or Claim arises out of the negligence or willful misconduct of such Party, except to the extent the subrogation waiver provided for in Section 3.9 applies to such Liability or Claim.

3.7 Indemnification Procedures.

(a)

The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a Claim for indemnification under this Article III, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such Claim.

(b)

The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

(c)

The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any Claims covered by the indemnification under this Article III, including, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and making available to the Indemnifying Party any employees of the Indemnified Party.

(d)

In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in Section 3.7(c) be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any Claims covered by the indemnification set forth in this Article III; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(e)	In connection with the indemnities in this Article III, Indemnifying Party:

(i)	agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party;

(ii)	agrees to enter into a joint defense agreement with Indemnifying Party in order to allow communication by counsel if Indemnified Party elects to involve separate counsel; and

(iii)	agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 3.7.

(f)

The amounts for which an Indemnified Party is entitled to indemnification under this Article III shall be reduced by the net amounts recovered by the Indemnified Party pursuant to contractual indemnities from any Third Party (other than pursuant to insurance policies that are not required to include a waiver of subrogation pursuant to Section 3.9) after deducting the reasonable unreimbursed out-of-pocket fees and expenses incurred by the Indemnified Party in recovering such amounts (the “Net Recovery”). If the Indemnified Party receives a Net Recovery subsequent to an indemnification payment by the Indemnifying Party under this Article III, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to Net Recovery. An Indemnified Party shall be obligated to pursue all contractual indemnities (including insurance claims) that such Indemnified Party has with any Third Party, provided, however, if the Indemnified Party’s right to such indemnification is assignable, the Indemnified Party may, in its sole discretion and in lieu of pursuing such claim, elect to assign such indemnification claim to the Indemnifying Party to pursue and shall reasonably cooperate with the Indemnifying Party (including, making its relevant books, records, officers, information and testimony reasonably available to the Indemnifying Party) in the Indemnifying Party’s pursuit of such claim.

(g)

For avoidance of doubt, no Claim may be asserted pursuant to Section 3.2 or Section 3.4 following the applicable expiration of the indemnity related to such Claim; provided that any Claim asserted in writing prior to the expiration date of such indemnity that is the basis for such Claim shall survive until such Claim is finally resolved and satisfied. The date on which notification of a Claim for indemnification is received by the Indemnifying Party shall determine whether such Claim is timely made.

3.8 Limitation on Indemnification Obligations.

(a)

Notwithstanding anything in this Agreement to the contrary, when referring to the indemnification obligations of the HFS Entities in Article III, the definition of HFS Entities shall be deemed to mean solely (i) the HFS Entity or HFS Entities that own or operate, or owned or operated immediately prior to the transfer to the HEP Entities, the Retained Asset, Transferred Asset or other property in question with respect to which indemnification is sought by reason of such HFS Entity’s or HFS Entities’ ownership or operation of the Retained Asset, Transferred Asset or other property in question or that is responsible for causing such loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred by the HEP Entities for which it is entitled to indemnification under Article III and (ii) HF Sinclair.

(b)

Notwithstanding anything in this Agreement to the contrary, when referring to the indemnification obligations of the HEP Entities in Article III, the definition of HEP Entities shall be deemed to mean solely (i) the HEP Entity or HEP Entities that own or operate, or previously owned or operated, the Transferred Asset or other property in question or that is responsible for causing such loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred by the HFS Entities for which they are entitled to indemnification under Article III, (ii) HEP and Operating Partnership.

(c)

For the avoidance of doubt, any indemnification obligations of the HFS Entities in Article III with respect to any indemnifiable losses incurred by or attributable to the UNEV Pipeline prior to March 14, 2022 shall be (i) limited to an amount that is the product of (x) the amount of such losses, multiplied by (y) HEP UNEV’s direct or indirect percentage ownership interest in the UNEV Pipeline at the time such losses were incurred and (ii) payable to, for the benefit of and recoverable solely by HEP UNEV or any HEP Entity designated by HEP UNEV (and not by UNEV Pipeline, LLC).

3.9 Subrogation; Waiver of Subrogation. To the extent that any of the HFS Entities or HEP Entities in fact receive full indemnification payments pursuant to Section 3.2(a)(viii) or Section 3.4(a)(iii) hereof, as the case may be, the HFS Entity or HEP Entity paying such Claim shall be subrogated to the receiving party’s rights with respect to the transaction or event requiring or giving rise to such indemnity. Notwithstanding the foregoing, each of the HFS Entities and the HEP Entities, hereby waives and releases, and shall cause their respective insurers, to waive and release, all rights against each other and any of their respective contractors, subsidiaries, consultants, agents and employees for loss or damages to any of the Transferred Assets to the extent of fire and other hazards covered by property insurance applicable to the property to which such loss or damage occurs, except such rights as they have to proceeds of such insurance. For the purposes of this Section 3.9, all deductibles shall be considered insured losses. Without limiting the foregoing, all of the Parties’ policies of property insurance for the Transferred Assets shall be endorsed to provide a complete waiver for the benefit of the other Parties and their Affiliates of (i) any right of recovery which the insurer may have or acquire against the other Parties or any of its Affiliates, or its or their employees, officers or directors for payments made or to be made under such policies and (ii) any lien or right of subrogation which the insurer may have or acquire for payments made or to be made to any person or entity who asserts a Claim against such other Parties or any of its Affiliates, or its or their employees, officers or directors. The releases and waivers of subrogation set forth above in this paragraph shall apply notwithstanding any obligation of a Party to indemnify the other Party for the Claim(s) at issue.

ARTICLE IV

GENERAL AND ADMINISTRATIVE EXPENSES

4.1 General.

(a)

The Operating Partnership will pay HF Sinclair an administrative fee (the “Administrative Fee”), payable in equal quarterly installments, for the provision by HF Sinclair and its Affiliates for the HEP Group’s benefit of all the general and administrative services that HF Sinclair and its Affiliates provide, including, the general and administrative services listed on Exhibit E.

(b)

Effective March 14, 2022, the Administrative Fee shall be increased to $5,000,000 per annum in light of the increased general and administrative services to be provided by HF Sinclair and its Affiliates to the HEP Group. The Administrative Fee does not include, and the HEP Group shall separately pay HF Sinclair and its Affiliates $62,500 per month for, any temporary transition services to be provided to the HEP Group by HF Sinclair, including the services listed on Exhibit F (the “Temporary Administrative Fee”). The Administrative Fee and the Temporary Administrative Fee shall be adjusted on July 1 of each calendar year, commencing on July 1, 2023, by an amount equal to the PPI Adjustment. If the PPI is no longer published, then HF Sinclair and HEP shall negotiate in good faith to agree on a new index that gives comparable protection against inflation, and the same method of adjustment for increases in the new index shall be used to calculate increases in the Administrative Fee and the Temporary Administrative Fee. If the Parties are unable to agree, a new index will be determined by the dispute resolution process in Article VIII.

(c)

At the end of each year, either Party will have the right to submit to the other Party a proposal to change the Administrative Fee or the Temporary Administrative Fee for that year and/or the method of adjusting the Administrative Fee or the Temporary Administrative Fee if either Party believes in good faith that the general and administrative services performed by HF Sinclair and its Affiliates for the benefit of the HEP Group for the year in question are inconsistent with the Administrative Fee or the Temporary Administrative Fee, as applicable, for that year. If either Party submits such a proposal, the Parties agree that they will negotiate in good faith to determine if the Administrative Fee or the Temporary Administrative Fee for that year should be changed and, if so, the amount of such change. If the Parties are unable to agree, the Parties will submit the matter to dispute resolution pursuant to Article VIII. Notwithstanding the foregoing, the obligations of HF Sinclair and its Affiliates to provide the services listed on Exhibit F, and the obligation of the HEP Group to pay the Temporary Administrative Fee shall terminate on the date on which HF Sinclair and its Affiliates have migrated Sinclair Oil, STC and their respective subsidiaries to HF Sinclair’s SAP systems, unless such date is extended by the Parties.

(d)	The Administrative Fee and the Temporary Administrative Fee shall not include and the HEP Group shall reimburse HF Sinclair and its Affiliates for:

(i)	salaries of employees of HF Sinclair or its Affiliates, to the extent, but only to the extent, such employees perform services for the HEP Group;

(ii)

the cost of employee benefits relating to employees of HF Sinclair or its Affiliates, such as 401(k), pension, and health insurance benefits, to the extent, but only to the extent, such employees perform services for the HEP Group and have not been paid by HEP pursuant to the Master Site Services Agreement and the Services and Secondment Agreement;

(iii)	any amounts payable under the Master Site Services Agreement and the Services and Secondment Agreement;

(iv)

all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time in respect of the services provided by the HF Sinclair and its Affiliates to HEP pursuant to Section 4.1(a); and

(v)	all premiums for insurance policies carried for and on behalf of HEP.

(e)

For the avoidance of doubt, neither the Administrative Fee nor the Temporary Administrative Fee shall include, and the HEP Group shall separately pay for, any transition services provided directly to the HEP Group by The Sinclair Companies pursuant to any agreement entered into between an HEP Entity and The Sinclair Companies.

(f)

Either HF Sinclair, on the one hand, or HEP, on the other hand, may terminate this Article IV, by providing the other with written notice of its election to do so at least six months prior to the proposed date of termination.

ARTICLE V

RIGHT OF FIRST REFUSAL

5.1 HF Sinclair Right of First Refusal: Prohibition on Transfer.

(a)

The HEP Entities hereby grant to HF Sinclair a right of first refusal on any proposed Transfer (other than a grant of a security interest to a bona fide third-party lender or a Transfer to another HEP Group Member) of any of the Assets.

(b)

The HEP Entities are prohibited from Transferring any of the Assets to a HEP Group Member that is not a party to this Agreement. In the event the HEP Entities desire to Transfer any of the Assets to a HEP Group Member that is not a Party to this Agreement, they shall first cause the proposed transferee HEP Group Member to become a Party to this Agreement.

(c)

The Parties acknowledge that all potential Transfers of Sale Assets pursuant to this Article V are subject to obtaining any and all required written consents of governmental authorities and other third parties and to the terms of all existing agreements in respect of the Sale Assets.

(d)

Notwithstanding anything in this Agreement to the contrary, as used in Article V the definition of “Assets” shall not include the Tulsa Transferred Assets, the UNEV Pipeline, the Osage Pipeline, the Cushing Connect Pipeline, the assets of Pioneer Investment Corp. or the assets of Saddle Butte Pipeline III LLC, but shall expressly include the equity interests of UNEV Pipeline, LLC, HEP UNEV Pipeline, HEP UNEV, El Dorado Osage, Osage, HEP Cushing, Cushing Connect, Pioneer Investment Corp. and Saddle Butte Pipeline III LLC then owned directly or indirectly by the HEP Entities.

(e)

Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that all potential Transfers of the Orla Truck Terminal pursuant to this Article V are subject to the rights of ALON pursuant to the ALON Purchase Agreement.

(f)

Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that all potential transfers of the equity interests of Osage, Cushing Connect, Pioneer Investment Corp. and Saddle Butte Pipeline III LLC are subject to the rights of the other members (or other equity owners) of Osage, Cushing Connect, Pioneer Investment Corp. and Saddle Butte Pipeline III LLC respectively, pursuant to the applicable limited liability company operating agreement (or any equivalent agreement).

5.2 Procedures.

(a)

If a HEP Entity proposes to Transfer any of the Assets to any Person pursuant to a bona fide third-party offer (an “Acquisition Proposal”), then HEP shall promptly give written notice (a “Disposition Notice”) thereof to HF Sinclair. The Disposition Notice shall set forth the following information in respect of the proposed Transfer:

(i)	the name and address of the prospective acquiror (the “Proposed Transferee”);

(ii)	the Assets subject to the Acquisition Proposal (the “Sale Assets”);

(iii)	the purchase price offered by such Proposed Transferee (the “Offer Price”);

(iv)	reasonable detail concerning any non-cash portion of the proposed consideration, if any, to allow HF Sinclair to reasonably determine the fair market value of such non-cash consideration;

(v)	the HEP Entities’ estimate of the fair market value of any non-cash consideration; and

(vi)	all other material terms and conditions of the Acquisition Proposal that are then known to the HEP Entities.

(b)

To the extent the Acquisition Proposal consists of consideration other than cash (or in addition to cash) the Offer Price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration. In the event HF Sinclair and the HEP Entities agree as to the fair market value of any non-cash consideration, HF Sinclair will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets within 30 days of its receipt of the Disposition Notice (the “First ROFR Acceptance Deadline”). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Sale Assets.

(c)

In the event (i) HF Sinclair’s determination of the fair market value of any non-cash consideration described in the Disposition Notice (to be determined by HF Sinclair within 30 days of receipt of such Disposition Notice) is less than the fair market value of such consideration as determined by the HEP Entities in the Disposition Notice and (ii) HF Sinclair and the HEP Entities are unable to mutually agree upon the fair market value of such non-cash consideration within 30 days after HF Sinclair notifies the HEP Entities of its determination thereof, the HEP Entities and HF Sinclair shall engage a mutually-agreed-upon investment banking firm to determine the fair market value of the non-cash consideration. Such investment banking firm shall be instructed to return its decision within 30 days after all material information is submitted thereto, which decision shall be final. The fees of the investment banking firm will be split equally between HF Sinclair and the HEP Entities. HF Sinclair will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets to the HEP Entities within 30 days after the investment banking firm has submitted its determination (the “Second ROFR Acceptance Deadline”). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision by HF Sinclair not to purchase the Sale Assets.

(d)

If HF Sinclair fails to exercise a right during any applicable period set forth in this Section 5.2, HF Sinclair shall be deemed to have waived its rights with respect to such proposed disposition of the Sale Assets, but not with respect to any future offer of such Sale Assets.

(e)

If HF Sinclair chooses to exercise its right of first refusal to purchase the Sale Assets under Sections 5.1(a) and 5.2(c), HF Sinclair and the HEP Entities shall enter into a purchase and sale agreement for the Sale Assets which shall include the following terms:

(i)	HF Sinclair will agree to deliver cash for the Offer Price (or any other consideration agreed to by HF Sinclair and the HEP Entities (each in their sole discretion));

(ii)

the HEP Entities will represent that they have good, indefeasible and unencumbered title to the Sale Assets, subject to all recorded and unrecorded matters and all physical conditions and other matters in existence on the closing date for the Sale Assets, plus any other reasonable and customary matters and such matters as HF Sinclair may approve, which approval will not be unreasonably withheld. If HF Sinclair desires to obtain any title insurance with respect to the Sale Assets, the full cost and expense of obtaining the same (including the cost of title examination, document duplication and policy premium) shall be borne by HF Sinclair;

(iii)

the HEP Entities will grant to HF Sinclair the right, exercisable at HF Sinclair’s risk and expense, to conduct such surveys, tests and inspections of the Sale Assets as HF Sinclair may deem desirable, so long as such surveys, tests or inspections do not damage the Sale Assets or interfere with the activities of the HEP Entities thereon and so long as HF Sinclair has furnished the HEP Entities with evidence that adequate liability insurance is in full force and effect;

(iv)

HF Sinclair will have the right to terminate its obligation to purchase the Sale Assets under this Article V if the results of any searches, surveys, tests or inspections conducted pursuant to Section 5.2(e)(ii) or Section 5.2(e)(iii) above are, in the reasonable opinion of HF Sinclair, unsatisfactory;

(v)

the closing date for the purchase of the Sale Assets shall, unless otherwise agreed to by HF Sinclair and the HEP Entities, occur no later than 90 days following receipt by the HEP Entities of written notice by HF Sinclair of its intention to exercise its option to purchase the Sale Assets pursuant to Section 5.2(b) or (c);

(vi)

the HEP Entities shall execute, have acknowledged and deliver to HF Sinclair a special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Sale Assets constituting real property interests conveying the Sale Assets unto HF Sinclair free and clear of all encumbrances created by the HEP Entities other than those set forth in Section 5.2(e)(ii) above;

(vii)	the sale of any Sale Assets shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying such Sale Assets shall contain appropriate disclaimers; and

(viii)

neither the HEP Entities nor HF Sinclair shall have any obligation to sell or buy the Sale Assets if any of the material consents referred to in Section 5.1(c) have not been obtained or such sale or purchase is prohibited by Applicable Law.

(f)

HF Sinclair and the HEP Entities shall cooperate in good faith in obtaining all necessary governmental and other Third Party approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third Business Day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then HF Sinclair shall be deemed to have waived its right of first refusal with respect to the Sale Assets described in the Disposition Notice and thereafter neither HF Sinclair nor HEP shall have any further obligation under this Article V with respect to such Sale Assets unless such Sale Assets again become subject to this Article V pursuant to Section 5.2(g).

(g)

If the Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Acquisition Proposal within the later of (i) 180 days after the later of the applicable ROFR Acceptance Deadline, and (ii) 10 days after the satisfaction of all governmental approval or filing requirements, if any, the Acquisition Proposal shall be deemed to lapse, and the HEP Entities may not Transfer any of the Sale Assets described in the Disposition Notice without complying again with the provisions of this Article V if and to the extent then applicable.

ARTICLE VI

HF SINCLAIR PURCHASE OPTION

6.1 Option to Purchase Tulsa Transferred Assets. The Parties acknowledge the purchase options and right of first refusal granted to an Affiliate of HF Sinclair with respect to the Tulsa Transferred Assets in the Purchase Option Agreement.

ARTICLE VII

[Intentionally Omitted]

ARTICLE VIII

DISPUTE RESOLUTION

8.1 Dispute Resolution.

(a)

Any Arbitrable Dispute arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement, shall be exclusively resolved in accordance with this Article VIII.

(b)

In the event of a Arbitrable Dispute between an HFS Entity and an HEP Entity, the HFS Entity and the HEP Entity shall, within ten (10) days of a written request by either of them to the other, meet in good faith to resolve such Arbitrable Dispute in a meeting that includes individuals with authority to resolve the Arbitrable Dispute at such meeting.

(c)

If the HFS Entity and the HEP Entity are unable to resolve the Arbitrable Dispute within ten (10) days after submission of such Arbitrable Dispute as provided in Section 8.1(b), either the HFS Entity or the HEP Entity may submit the matter to arbitration in accordance with the terms of Section 8.2 below.

(d)

Pending resolution of any Arbitrable Dispute between the HFS Entity and the HEP Entity, the HFS Entity and the HEP Entity shall continue to perform in good faith their respective obligations under this Agreement based upon the last agreed performance demonstrated prior to the Arbitrable Dispute.

(e)

Resolution of any Arbitrable Dispute between the HFS Entity and the HEP Entity involving payment of money by either the HFS Entity and the HEP Entity to the other shall include payment of interest at the Prime Rate from the original due date of such amount.

(f)

Each of the HFS Entity and the HEP Entity shall, in addition to all rights provided herein or provided by Law, be entitled to the remedies of specific performance and injunction to enforce its rights hereunder.

8.2 Arbitration. Any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code, as amended from time to time).

(a)

Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by either party (“Claimant”) by delivering written notice to the other (“Respondent”) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed.

(b)

The hearing will be conducted in Dallas, Texas and commence within thirty (30) days after the selection of the third arbitrator. The parties and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on, and non-appealable by, the Claimant and Respondent.

(c)

The Claimant will pay the compensation and expenses of the arbitrator named by it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator.

(d)

All arbitrators must (i) be neutral parties who have never been officers, directors or employees of any of the Parties or any of their Affiliates and who have not provided consulting services (directly or indirectly) for at least three (3) years prior to their appointment and (ii) have at least seven (7) years’ experience in the petroleum transportation industry.

(e)	The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.

(f)

The Arbitrable Disputes may be arbitrated in a common proceeding along with disputes under other agreements between the Claimant and Respondent to the extent that the issues raised in such disputes are related. Without the written consent of the Claimant and Respondent, no unrelated disputes (including those with Affiliates of either Claimant or Respondent) or Third Party disputes may be joined to an arbitration pursuant to this Agreement.

8.3 Conflict. If there is any inconsistency between this Article VIII and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Article VIII will control the rights and obligations of the parties seeking arbitration.

ARTICLE IX

FORCE MAJEURE

9.1 Force Majeure. In the event of any Party being rendered unable, wholly or in part, by a Force Majeure event from performing its obligations under any of the Master Agreements, Services and Secondment Agreement or this Agreement for a period of more than thirty (30) consecutive days, then, upon the delivery of notice and full particulars of the Force Majeure event relied on (“Force Majeure Notice”) to the other affected Party(ies), the obligations of the Parties, so far are they are affected by the Force Majeure event, shall be suspended during the continuance of any inability so caused. The cause of the Force Majeure event shall, as far as possible, be remedied with all reasonable dispatch, except that no Party shall be compelled to resolve any strikes, lockouts or other industrial disputes other than as it shall determine to be in its best interests.

ARTICLE X

MISCELLANEOUS

10.1 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

10.2 Notices.

(a)

Any notice or other communication given under this Agreement shall be in writing and shall be delivered personally, sent by documented overnight delivery service, sent by email transmission, or sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of the delivery, with a receipt for delivery, (y) if refused, on the date of the refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:

Notices to the HFS Entities:

HF Sinclair Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

HF Sinclair Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email address: generalcounsel@hollyfrontier.com

Notices to the HEP Entities:

Holly Energy Partners, L.P.

c/o Holly Logistic Services, L.L.C.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president-HEP@hollyenergy.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Holly Energy Partners, L.P.

c/o Holly Logistic Services, L.L.C.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email address: generalcounsel@hollyenergy.com

(b)	Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 10.2.

10.3 Entire Agreement. This Agreement, together with the other agreements and instruments referred to herein, constitutes the entire agreement of the Parties relating to the matters contained herein, superseding as of the Effective Date all prior contracts or agreements (including the Original Omnibus Agreement), whether oral or written, relating to the matters contained herein. For avoidance of doubt the Eleventh Amended and Restated Omnibus Agreement, effective as of January 1, 2015, shall remain in full force and effect with respect to any event, act or omission occurring before January 1, 2015.

10.4 Amendment or Modification. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced. Any of the exhibits to this Agreement may be amended, modified, revised or updated by the Parties hereto if each of HF Sinclair (on behalf of the HFS Entities) and HEP (on behalf of the HEP Entities) execute an amended, modified, revised or updated exhibit or schedule, as applicable, and attach it to this Agreement. Such amended, modified, revised or updated exhibits shall be sequentially numbered (e.g. Exhibit A-1, Exhibit A-2, etc.), dated and appended as an additional exhibit or schedule to this Agreement and shall replace the prior exhibit or schedule, as applicable, in its entirety, except as specified therein. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.

10.5 Assignment. No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

10.6 Counterparts. This Agreement may be executed in any number of paper or electronic counterparts with the same effect as if all signatory parties had signed the same document. All such counterparts shall be construed together and shall constitute one and the same agreement.

10.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

10.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

10.9 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner (as defined in the Partnership Agreement) of HEP shall have the right, separate and apart from HEP, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement. There are no Third Party beneficiaries to this Agreement.

10.10 Headings. Headings of the Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

10.11 Limitation of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT FOR CLAIMS MADE BY THIRD PARTIES WHICH SHALL NOT BE LIMITED BY THIS SECTION, THE PARTIES AGREE THAT THE RECOVERY BY ANY PARTY, INCLUDING, PURSUANT TO ARTICLE III, OF ANY LIABILITIES, DAMAGES, COSTS OR OTHER EXPENSES (i) AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS COVENANTS, AGREEMENTS OR OTHER OBLIGATIONS UNDER THIS AGREEMENT OR (ii) BY REASON OF OR ARISING OUT OF ANY OF THE EVENTS, CONDITIONS OR OTHER MATTERS LISTED IN SECTIONS 3.2 OR 3.4 WHICH THE PARTIES HAVE AGREED TO INDEMNIFY THE OTHER PARTY AGAINST, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL ANY PARTY BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE) SUFFERED OR INCURRED BY ANY PARTY; PROVIDED, HOWEVER, THAT SUCH RESTRICTION AND LIMITATION SHALL NOT APPLY TO A PARTY’S OBLIGATION TO INDEMNIFY THE OTHER PARTY:

(X) AS A RESULT OF A THIRD PARTY CLAIM FOR SUCH INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES,

(Y) FOR CLAIMS THAT ARE COVERED BY INSURANCE AND ANY RELATED DEDUCTIBLES, OR

(Z) FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LIABILITIES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE) THAT ARE A RESULT OF SUCH INDEMNIFYING PARTY’S OR ITS AFFILIATES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

As used in this Section 10.11, “Affiliates” of the Indemnifying Party shall not include the HEP Group Members when a HFS Entity is the Indemnifying Party and shall not include the HFS Group Members when the Indemnifying Party is a HEP Entity.

10.12 Nature of the Relationship. Notwithstanding the foregoing, nothing in this Agreement and no actions taken by the Parties shall constitute a partnership, joint venture, association or other co-operative entity among the Parties or authorize either Party to represent or contract on behalf of the other Party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

HFS ENTITIES:

HF SINCLAIR CORPORATION
HOLLYFRONTIER CORPORATION
HOLLYFRONTIER EL DORADO REFINING LLC
HOLLYFRONTIER CHEYENNE REFINING LLC
HOLLYFRONTIER WOODS CROSS REFINING LLC
HOLLYFRONTIER TULSA REFINING LLC
NAVAJO PIPELINE CO., L.P.
HOLLYFRONTIER NAVAJO REFINING LLC
EL PASO OPERATING LLC
HOLLYFRONTIER TRANSPORTATION LLC
SINCLAIR CASPER REFINING LLC
SINCLAIR WYOMING REFINING LLC
SINCLAIR OIL LLC

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	President and Chief Operating Officer

CHEYENNE RENEWABLE DIESEL COMPANY LLC

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	Executive Vice President and Chief Operating Officer

HEP ENTITIES:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
Its General Partner

By:	Holly Logistic Services, L.L.C.
Its General Partner

	By:	/s/ Richard L. Voliva III
	Name:	Richard L. Voliva III
	Title:	President

[Signature Page 1 of 3 to Twenty-Second Amended and Restated Omnibus Agreement]

HEP LOGISTICS HOLDINGS, L.P.

By:	Holly Logistic Services, L.L.C,
Its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	President

CHEYENNE LOGISTICS LLC
EL DORADO LOGISTICS LLC
EL DORADO OPERATING LLC
EL DORADO OSAGE LLC
FRONTIER ASPEN LLC
HEP CUSHING LLC
HEP EL DORADO LLC
HEP FIN-TEX/TRUST-RIVER, L.P.
HEP OKLAHOMA LLC
HEP LOGISTICS GP, L.L.C.
HEP MOUNTAIN HOME, L.L.C.
HEP PIPELINE ASSETS, LIMITED PARTNERSHIP
HEP PIPELINE GP, L.L.C.
HEP PIPELINE, L.L.C.
HEP REFINING ASSETS, L.P.
HEP REFINING GP, L.L.C.
HEP REFINING, L.L.C.
HEP TULSA LLC
HEP UNEV HOLDINGS LLC
HEP UNEV PIPELINE LLC
HEP WOODS CROSS, L.L.C.
HOLLY ENERGY PARTNERS – OPERATING, L.P.
HOLLY ENERGY STORAGE – LOVINGTON LLC
HOLLY LOGISTIC SERVICES, L.L.C.
LOVINGTON-ARTESIA, L.L.C.
NWNAL LLC
ROADRUNNER PIPELINE, L.L.C.
SLC PIPELINE LLC
WOODS CROSS OPERATING LLC
SINCLAIR TRANSPORTATION COMPANY LLC
SINCLAIR LOGISTICS LLC
SINCLAIR PIPELINE COMPANY LLC

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	President

[Signature Page 2 of 3 to Twenty-Second Amended and Restated Omnibus Agreement]

HEP NAVAJO SOUTHERN, L.P.

By:	HEP Pipeline GP, L.L.C.
Its General Partner

	By:	/s/ Richard L. Voliva III
	Name:	Richard L. Voliva III
	Title:	President

[Signature Page 3 of 3 to Twenty-Second Amended and Restated Omnibus Agreement]

Exhibit A

to

Twenty-Second Amended and Restated Omnibus Agreement

Omnibus Agreement Amendments

Agreement	Effective Date	Reason for Amendment

Original Omnibus Agreement	July 13, 2004	n/a

First Amended and Restated Omnibus Agreement	June 1, 2009	16” Lovington/Artesia Intermediate Pipeline Purchase Agreement

Second Amended and Restated Omnibus Agreement	August 1, 2009	Tulsa West (Sunoco) Asset Purchase Agreement

Third Amended and Restated Omnibus Agreement	October 19, 2009	(i) Tulsa East (Sinclair) Purchase Agreement (ii) Beeson Pipeline Purchase Agreement, and (iii) Roadrunner Pipeline Purchase Agreement

Fourth Amended and Restated Omnibus Agreement	March 31, 2010	LLC Interest Purchase Agreement for certain Tulsa East Assets

Fifth Amended and Restated Omnibus Agreement	August 31, 2011	Tulsa Throughput Agreement

Sixth Amended and Restated Omnibus Agreement	November 1, 2011	LLC Interest Purchase Agreement for Cheyenne Assets and El Dorado Assets

Seventh Amended and Restated Omnibus Agreement	July 12, 2012	UNEV LLC Interest Purchase Agreement

Eighth Amended and Restated Omnibus Agreement	June 1, 2013	Malaga Throughput Agreement

Ninth Amended and Restated Omnibus Agreement	January 7, 2014	Amended and Restated El Dorado Throughput Agreement for the El Dorado New Tank No. 647

Tenth Amended and Restated Omnibus Agreement	September 26, 2014	Amended and Restated Malaga Throughput Agreement

Eleventh Amended and Restated Omnibus Agreement	January 1, 2015	Unloading and Blending Services Agreement (Artesia) and Third Amended and Restated Crude Pipelines and Tankage Agreement (Beeson to Lovington System Expansion)

Twelfth Amended and Restated Omnibus Agreement	January 1, 2015	Artesia Rail Yard Facility, El Dorado Terminal and Cheyenne New Tank No. 117

Thirteenth Amended and Restated Omnibus Agreement	November 2, 2015	LLC Interest Purchase Agreement for the membership interest of El Dorado Operating

Fourteenth Amended and Restated Omnibus Agreement	February 22, 2016	LLC Interest Purchase Agreement for the Osage Membership Interest

Fifteenth Amended and Restated Omnibus Agreement	March 31, 2016	Tulsa West Crude Tank Assets and Tulsa New Tanks

A-1

Sixteenth Amended and Restated Omnibus Agreement	October 1, 2016	LLC Interest Purchase Agreement for the membership interest of Woods Cross Operating

Seventeenth Amended and Restated Omnibus Agreement	January 1, 2017	El Dorado Repurchased Tanks

Eighteenth Amended and Restated Omnibus Agreement	December 8, 2017	North Loco Tanks, SLC Pipeline, Frontier Aspen Pipeline and NWNAL Assets

Nineteenth Amended and Restated Omnibus Agreement	June 1, 2018	Tulsa Rail Yard Facility, Catoosa Lubes Terminal and Orla Truck Terminal

Twentieth Amended and Restated Omnibus Agreement	October 1, 2019	Cushing Connect Pipeline

Twenty-First Amended and Restated Omnibus Agreement	January 1, 2021	Navajo Tanks, Letter Agreement and Demo Assets

A-2

Exhibit B

to

Twenty-Second Amended and Restated Omnibus Agreement

Definitions

“8” and 10” Lovington/Artesia Intermediate Pipelines” means the 8-inch pipeline and the 10-inch pipeline, each running from Lovington, New Mexico to Artesia, New Mexico and owned by HEP Pipeline.

“16” Lovington/Artesia Intermediate Pipeline” means the 16-inch pipeline running from Lovington, New Mexico to Artesia, New Mexico, owned by Lovington-Artesia, L.L.C.

“16” Lovington/Artesia Intermediate Pipeline Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of June 1, 2009, by and among HFC, Navajo Pipeline and the Operating Partnership, pursuant to which Navajo Pipeline transferred and conveyed to the Operating Partnership, and the Operating Partnership acquired, all of the limited liability company interests of Lovington-Artesia, L.L.C., the entity that owns the 16” Lovington/Artesia Intermediate Pipeline.

“2004 Product Pipelines, Terminal and Related Assets” means the assets transferred under the July 13, 2004 Contribution, Conveyance and Assumption Agreement at the time of HEP’s initial public offering.

“2008 Crude Pipelines, Tanks and Related Assets” means the Drop-Down Assets as defined in the Purchase and Sale Agreement, dated February 25, 2008, by and among HFC, Navajo Pipeline, Woods Cross Refining Company, L.L.C., a Delaware limited liability company, and HollyFrontier Navajo, as the seller parties, and HEP, the Operating Partnership, HEP Woods Cross, L.L.C., a Delaware limited liability company, and HEP Pipeline, as the buyer parties.

“2008 Tanks” means the Transferred Tanks included in the 2008 Crude Pipelines, Tanks and Related Assets.

“Acquisition Proposal” is defined in Section 5.2(a).

“Additional Lovington Assets” means the Transferred Lovington Assets as defined in the March 2010 Drop Down LLC Interest Purchase Agreement.

“Additional Tulsa East Assets” means the Transferred Tulsa East Assets as defined in the March 2010 Drop Down LLC Interest Purchase Agreement.

“Administrative Fee” is defined in Section 4.1(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the introduction to this Agreement.

“ALON” means ALON USA, LP, a Texas limited partnership.

“ALON Purchase Agreement” means that Pipelines and Terminals Agreement, dated as of February 28, 2005, by and among ALON and HEP.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Arbitrable Dispute” means any and all disputes, Claims, controversies and other matters in question between any of the HEP Entities, on the one hand, and any of the HFS Entities, on the other hand, arising out of or relating to this Agreement, the Master Agreements, or the Services and Secondment Agreement, or the alleged breach hereof and thereof, or in any way relating to the subject matter of this Agreement, the Master Agreements, or the Services and Secondment Agreement, regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.

“Artesia Blending Facility” means the two tanks and related equipment for the unloading and blending of ethanol and biodiesel at the refined product truck rack located at the refinery owned by HollyFrontier Navajo in Artesia, New Mexico.

“Artesia-Orla Pipeline” means the 12” refined products pipeline extending from the refinery owned by HollyFrontier Navajo in Artesia, New Mexico to the Orla Truck Terminal, which pipeline is owned by HEP Pipeline.

“Artesia Rail Yard Facility” means (a) the railroad track siding consisting of approximately 8,300 track feet of siding (rail storage) and two mainline switches and three industry switches located on certain land leased by HFRM from the Operating Partnership pursuant to that certain Track Lease Agreement effective as of November 1, 2014 by and between HEP Refining and HFRM, pursuant to which HEP Refining agreed to lease to HFRM, and HFRM agreed to lease from HEP Refining, the Artesia Rail Yard Facility, and (b) HEP Refining’s leasehold interest, as tenant, under the BNSF Lease (New Mexico), and (c) HEP Refining’s leasehold interest, as landlord, under that certain Sublease Agreement effective as of November 1, 2014 by and between HEP Refining and HFRM, pursuant to which HEP Refining agreed to sublease to HFRM, and HFRM agreed to sublease from HEP Refining, the BNSF Land (New Mexico).

“Assets” means the Transferred Assets and the Other Assets, collectively.

“Asset Lease” means that Asset Lease Agreement, dated effective as of January 1, 2021, between Cheyenne Logistics and Cheyenne Renewable Diesel Company LLC.

“Beeson Pipeline” means the 8” crude oil pipeline extending from Beeson station to Lovington, New Mexico, owned by HEP Pipeline.

“Beeson Pipeline Purchase Agreement” means that certain Asset Purchase Agreement dated as of December 1, 2009, by and among HFC, Navajo Pipeline and HEP Pipeline, pursuant to which Navajo Pipeline agreed to transfer and convey to HEP Pipeline, and HEP Pipeline agreed to acquire, the Beeson Pipeline.

“Beeson to Lovington System Expansion” means the following project undertaken by HEP Pipeline: the installation of a larger pump at the Beeson station and the replacement of five miles of existing 8-inch pipeline with 10-inch pipeline beginning at the Beeson station end of the Beeson Pipeline.

“BNSF Land (New Mexico)” means the land located in Eddy County, New Mexico leased to HEP Refining pursuant to the BNSF Lease (New Mexico).

“BNSF Land (Tulsa)” means the land located in Tulsa County, Oklahoma leased to HEP Tulsa pursuant to the BNSF Lease (Tulsa).

“BNSF Lease (New Mexico)” means that certain Lease of Land Including New Track Construction dated to be effective as of February 14, 2014, pursuant to which HEP Reining agreed to lease from BNSF Railway Company the BNSF Land (New Mexico).

“BNSF Lease (Tulsa)” means that certain Lease of Land for Construction/Rehabilitation of Track dated to be effective as of June 23, 2016, pursuant to which HEP Tulsa agreed to lease from BNSF Railway Company the BNSF Land (Tulsa).

“Business Day” means any day other than Saturday, Sunday or other day upon which commercial banks in Dallas, Texas are authorized by law to close.

“Casper Refining” is defined in the introduction to this Agreement.

“Catoosa Lubes Terminal” means that certain water port terminal and related facilities located in Rogers County, Oklahoma, near the Port of Catoosa, Oklahoma, and more fully described in that certain Amended and Restated Lease Agreement, dated August 1, 2007, between the City of Tulsa-Rogers County Port Authority (the “Port Authority”) and Petro Source Terminals, LLC, as amended by that certain First Amendment of Amended and Restated Lease Agreement, dated August 1, 2017, between the Port Authority and NGL Crude Terminals, LLC, as modified by that certain Lease Assignment and Assumption Agreement, dated June 1, 2018, between the Port Authority, NGL Crude Terminals, LLC and HEP Oklahoma LLC.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events:

(a) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person unless immediately following such sale, lease, exchange, or other transfer such assets are owned, directly or indirectly, by the Applicable Person;

(b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities, or other property, other than any such transaction where

(i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of a surviving Person or its parent and

(ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Securities of the surviving Person or its parent immediately after such transaction; and

(c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (in the case of HF Sinclair, other than a group consisting of some of all of the current control persons of HF Sinclair), being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation that would not constitute a Change of Control under clause (b) above.

“Cheyenne Assets” is defined in the November 2011 Frontier Drop Down LLC Interest Purchase Agreement.

“Cheyenne Logistics” is defined in the introduction to this Agreement.

“Cheyenne New Tank” means petroleum storage tank no. 117 located at the Cheyenne Refinery Complex.

“Claim” means any existing or threatened future claim, demand, suit, judgment, settlement, action, investigation, proceeding, governmental action, cause of action, claims, demands, causes of action, suits, judgments, settlements, fines, penalties, costs, and expenses (including court costs and reasonable attorneys’ and experts’ fees) of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice of any and every kind or character, known or unknown, fixed, contingent or suffered.

“Claimant” is defined in Section 8.2(a).

“Closing Date” means

(a) for all sections other than Articles III and VII, July 13, 2004, the date of the closing of HEP’s initial public offering, and

(b) for purposes of Articles III and VII, Closing Date means, with respect to a group of assets, the effective date of the purchase of such assets or the stock, partnership interests or membership interests of the entity that directly or indirectly owns such assets, by a HEP Entity (such Closing Date being shown in Exhibit D, column (a)).

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of July 13, 2004, among HFC, Navajo Pipeline, the General Partner, HEP, the OLP GP, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Environmental Losses” means Environmental Claims to the extent arising from:

(a)	any violation or correction of violation of Environmental Laws associated with the ownership or operation of the Assets, or

(b)

any event or condition associated with ownership or operation of the Assets (including, the presence of Hazardous Substances on, under, about or migrating from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at any non-Asset locations), including:

(i)

the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws;

(ii)	the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws; and

(iii)	the cost and expense for any environmental or Toxic Tort pre-trial, trial, or appellate legal or litigation support work.

“CRDC” is defined in the introduction to this Agreement.

“Cushing Connect” means Cushing Connect Pipeline & Terminal LLC, a Delaware limited liability company.

“Cushing Connect Pipeline” means that certain approximately 50 mile, 16” pipeline to be constructed by Cushing Connect Pipeline Holdings LLC, a subsidiary of Cushing Connect, to transport crude oil from the Cushing Terminal to the Tulsa East Refinery and Tulsa West Refinery.

“Cushing Terminal” means the crude oil storage, blending and terminalling facility terminal located in Cushing, Oklahoma and owned and operated by Plains Marketing, L.P., a Texas limited partnership.

“Demo Assets” has the meaning set forth in the Letter Agreement. For the avoidance of doubt, the “Demo Assets” include the Cheyenne New Tank.

“Disposition Notice” is defined in Section 5.2(a).

“Effective Date” is defined in the introduction to this Agreement.

“El Dorado Assets” is defined in the November 2011 Frontier Drop Down LLC Interest Purchase Agreement.

“El Dorado Logistics” is defined in the introduction to this Agreement.

“El Dorado New Tank” means petroleum products storage tanks no. 647 and no. 651 located at the El Dorado Refinery Complex.

“El Dorado Operating” is defined in the introduction to this Agreement.

“El Dorado Osage” is defined in the introduction to this Agreement.

“El Dorado Refinery Assets” means “Assets” as defined in that certain LLC Interest Purchase Agreement dated as of October 30, 2015 and effective as of November 1, 2015 by and among HollyFrontier El Dorado, HFC and the Operating Partnership, pursuant to which HollyFrontier El Dorado agreed sell to the Operating Partnership all of the issued and outstanding limited liability company interests in El Dorado Operating.

“El Dorado Repurchased Tanks” means tank 243 and tank 244 located at the El Dorado Terminal that were repurchased by HollyFrontier El Dorado from El Dorado Logistics effective January 1, 2017.

“El Dorado Terminal” means that certain petroleum products tank farm located in El Dorado Kansas, and more particularly described in that certain Membership Interest Purchase Agreement dated as of March 6, 2015 by and between El Dorado Logistics and Rimrock Midstream, LLC, as such terminal may be modified, expanded or upgraded from time to time.

“El Paso Hawkins Terminal” means the El Paso Hawkins Terminal as defined in that certain Refined Products Terminal Transfer Agreement effective as of February 22, 2016 between HEP Refining Assets and El Paso Operating, pursuant to which El Paso Operating acquired the El Paso Hawkins Terminal.

“El Paso Operating” is defined in the introduction to this Agreement.

“Environmental Claims” means environmental and Toxic Tort Liabilities and Claims of any and every kind or character, known or unknown, fixed or contingent.

“Environmental Costs” means (i) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (ii) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (iii) the cost and expense for any Environmental Claim, including pre-trial, trial, or appellate legal or litigation support work.

“Environmental Laws” means all federal, state and local laws, statutes, rules, regulations, orders and ordinances, now or hereafter in effect, relating to protection of the environment, including the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

“First ROFR Acceptance Deadline” is defined in Section 5.2(b).

“Force Majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars (whether or not an official declaration is made thereof), terrorist attacks, blockades, insurrections, riots, epidemics, landslides, lightening, earthquakes, fires, hurricanes, storms, floods, washouts, freezeoffs, arrests, the order of any Governmental Authority having jurisdiction while the same is in force and effect, civil disturbances, explosions, breakage, accident to machinery, equipment, storage tanks or lines of pipe, repairs, maintenance, inability to obtain or unavoidable delay in obtaining permits, material or equipment, and any other causes whether of the kind herein enumerated or otherwise not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome. Notwithstanding anything in this Agreement to the contrary, inability of a Party to make payments when due, be profitable or to secure funds, arrange bank loans or other financing, obtain credit or have adequate capacity or production (other than for reasons of Force Majeure) shall not be regarded as events of Force Majeure.

“Frontier Aspen Pipeline” means the Frontier Aspen Pipeline as defined in the Frontier Aspen Membership Purchase Agreement.

“Frontier Aspen Membership Purchase Agreement” means that certain Membership Interest Purchase Agreement dated effective August 7, 2017 between Plains Pipeline, L.P. and HEP Casper SLC, LLC.

“General Partner” is defined in the introduction to this Agreement.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, and (b) petroleum, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other refined petroleum hydrocarbons.

“HEP” is defined in the introduction to this Agreement.

“HEP Cushing” is defined in the introduction to this Agreement.

“HEP El Dorado” is defined in the introduction to this Agreement.

“HEP Entities” is defined in the introduction to this Agreement.

“HEP Entity” means any of the HEP Entities.

“HEP Group” means the HEP Entities and any Subsidiary of any such Person, all of which are treated as a single consolidated entity for purposes of this Agreement.

“HEP Group Member” means any member of the HEP Group.

“HEP Pipeline” is defined in the introduction to this Agreement.

“HEP Refining” is defined in the introduction to this Agreement.

“HEP Refining Assets” is defined in the introduction to this Agreement.

“HEP Tulsa” is defined in the introduction to this Agreement.

“HEP UNEV” is defined in the introduction to this Agreement.

“HEP UNEV Pipeline” is defined in the introduction to this Agreement.

“HFC” is defined in the introduction to this Agreement.

“HFRM” is defined in the introduction to this Agreement.

“HF Sinclair” is defined in the introduction to this Agreement.

“HFS Entities” is defined in the introduction to this Agreement.

“HFS Group” means the HFS Entities and any Person controlled, directly or indirectly, by HF Sinclair other than the HEP Entities.

“HFS Group Member” means any member of the HFS Group.

“HollyFrontier Cheyenne” is defined in the introduction to this Agreement.

“HollyFrontier El Dorado” is defined in the introduction to this Agreement.

“HollyFrontier Navajo” is defined in the introduction to this Agreement.

“HollyFrontier Transportation” is defined in the introduction of this Agreement.

“HollyFrontier Tulsa” is defined in the introduction to this Agreement.

“HollyFrontier Woods Cross” is defined in the introduction to this Agreement.

“Holly GP” is defined in the introduction to this Agreement.

“Indemnified Claims” means losses, damages, liabilities, Claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, court costs and reasonable attorney’s and expert’s fees) of any and every kind or character.

“Indemnified Party” means all or part of either the HEP Entities or the HFS Entities, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article III.

“Indemnifying Party” means all or part of either the HEP Entities or the HFS Entities, as the case may be, in their capacity as the parties from whom indemnification may be required in accordance with Article III.

“Letter Agreement” means the Letter Agreement dated February 8, 2021, between the Operating Partnership and HFRM.

“Liability” means with respect to any Person, any economic losses (including, diminution in value and lost profits suffered by third parties to the extent an Indemnified Party is required to pay for such damages), damages, injuries (including, personal injury and death), liabilities, of any and every kind or character, known or unknown, fixed, contingent or suffered.

“Limited Partner” is defined in the Partnership Agreement.

“Malaga Pipeline System” means the Pipeline System, as such term is defined in the Malaga TSA.

“Malaga TSA” means that certain Amended and Restated Transportation Services Agreement (Malaga) dated as of September 26, 2014 by and between HFRM and Operating Partnership, pursuant to which Operating Partnership provides certain transportation services for HFRM on the Malaga Pipeline System, as such agreement may be amended, modified or replaced from time to time.

“March 2010 Drop Down LLC Interest Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of March 31, 2010, by and among HFC, Lea Refining Company, HollyFrontier Tulsa, HEP Refining and HEP Tulsa, pursuant to which HFC, Lea Refining Company and HollyFrontier Tulsa agreed to transfer and convey to HEP Refining and HEP Tulsa the Additional Tulsa East Assets and the Additional Lovington Assets.

“Master Agreements” means the Master Lease and Access Agreement, Master Site Services Agreement, Master Systems Operating Agreement, Master Throughput Agreement and Master Tolling Agreements.

“Master Lease and Access Agreement” means that certain Seventh Amended and Restated Master Lease and Access Agreement dated effective as of March 14. 2022 among certain of the HEP Entities and the Refinery Owners.

“Master Site Services Agreement” means that certain Fifth Amended and Restated Master Site Services Agreement effective as of March 14, 2022, as amended, among certain of the HEP Entities and the Refinery Owners.

“Master Systems Operating Agreement” means that certain Second Amended and Restated Master Systems Operating Agreement effective as of January 1, 2021 among certain of the HEP Entities and the Refinery Owners.

“Master Throughput Agreement” means that certain Seventh Amended and Restated Master Throughput Agreement effective as of March 14, 2022, between the Operating Partnership, HFRM and Sinclair Oil.

“Master Tolling Agreements” means that certain Master Tolling Agreement (Refinery Assets) dated effective as of November 1, 2015, as amended dated effective as of January 1, 2017, between HollyFrontier El Dorado and the Operating Partnership, and that certain Amended and Restated Master Tolling Agreement (Operating Assets) dated effective as of October 1, 2016, as amended dated effective as of January 1, 2017, between HollyFrontier El Dorado, HollyFrontier Woods Cross and the Operating Partnership, and as amended by that certain Second Amendment to Amended and Restated Master Tolling Agreement (Operating Assets) dated October 29, 2018.

“Navajo Pipeline” is defined in the introduction to this Agreement.

“Navajo Tanks” means the four new petroleum products storage tanks to be constructed by HEP Operating at the Navajo Refinery.

“Net Recovery” is defined in Section 3.7(f).

“NWNAL Assets” means those assets described in Section 8(a)(i)(2) of the SLC Pipeline Membership Purchase Agreement.

“North Loco Tanks” means the Facilities as defined in that certain Conveyance, Assignment and Bill of Sale (Tanks 1075, 1076 and 1077) effective as of December 8, 2017 by and between HollyFrontier Transportation and HEP Pipeline.

“November 2011 Frontier Drop Down LLC Interest Purchase Agreement” means that certain LLC Interest Purchase Agreement effective as of November 1, 2011, by and among HFC, HollyFrontier Cheyenne, HollyFrontier El Dorado, the Operating Partnership and HEP, pursuant to which HollyFrontier Cheyenne and HollyFrontier El Dorado agreed sell to the Operating Partnership the entities that own the Cheyenne Assets and the El Dorado Assets.

“Offer” is defined in Section 2.4(a)

“Offer Price” is defined in Section 5.2(a)(iii).

“OLP GP” is defined in the introduction to this Agreement.

“Operating Partnership” is defined in the introduction to this Agreement.

“Original Omnibus Agreement” is defined in the recitals to this Agreement.

“Orla Truck Terminal” means a truck terminal in Orla, Texas to be constructed by HEP Fin-Tex/Trust-River, L.P., consisting primarily of a truck rack with three loading bays and a tank with shell capacity of approximately 50,000 barrels, which will be connected to the Artesia-Orla Pipeline.

“Osage” means Osage Pipe Line Company, LLC, a Delaware limited liability company.

“Osage Pipeline” means that certain 135-mile, 20-inch pipe line originating in Cushing, Oklahoma and terminating within the El Dorado Terminal, along with associated pumping and metering stations and equipment owned by Osage.

“Osage Membership Interest” means a fifty percent (50%) limited liability company membership interest in Osage.

“Other Assets” means those assets owned by a HEP Entity that serve the Refineries and were not conveyed, contributed, or otherwise transferred, directly or indirectly by the HFS Entities to the HEP Entities, as indicated in column (a) of Exhibit D, Part 2; provided, that for the purposes of Section 3.2, Other Assets shall not include that certain 8” pipeline extending 50 miles from the White City Station that was formerly used as a refined products pipeline and that was conveyed to the HEP Entities as part of the 2004 Product Pipelines, Terminal and Related Assets.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. dated as of October 31, 2017. No amendment or modification to the Partnership Agreement subsequent to the date of this Agreement shall be given effect for the purposes of this Agreement unless consented to by each of the Parties.

“Party” means any one of the entities listed on the signature page to this Agreement, collectively the “Parties”.

“Permitted Assets” is defined in Section 2.2(d).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization association, government agency or political subdivision thereof or other entity.

“Post-Closing Covered Environmental Losses” means, to the extent such violation, event or condition occurred after the Closing Date:

(a)

any violation or correction of violation of Environmental Laws associated with the operation of the Transferred Assets by a Person other than a HFS Entity or ownership and operation of the Transferred Assets by a Person other than a HFS Entity, or

(b)

any event or condition associated with the ownership and/or operation of the Transferred Assets by a Person other than a HFS Entity (including the presence of Hazardous Substances on, under, about or migrating to or from the Transferred Assets or the disposal or release of Hazardous Substances generated by operation of the Transferred Assets) including, the Environmental Costs;

provided, however, that nothing stated above shall make the HEP Entities responsible for any post-Closing Date negligent actions or omissions or willful misconduct by any of the HFS Entities.

“PPI” means the Producers Price Index-Commodities-Finished Goods, (PPI), et al.

“PPI Adjustment” means the upper change in the annual change rounded to four decimal places of the PPI, produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI change is negative in a given year then there will be no change in the Administrative Fee or the Temporary Administrative Fee.

“Pre-Closing Covered Environmental Losses” means, to the extent such violation, event or condition occurred before the Closing Date:

(a)

any violation or correction of violation of Environmental Laws associated with the ownership or operation of the Transferred Assets by a Person other than a HEP Entity or ownership and operation of the Transferred Assets by a Person other than a HEP Entity, or

(b)

any event or condition associated with ownership and/or operation of the Transferred Assets by a Person other than a HEP Entity (including, the presence of Hazardous Substances on, under, about or migrating to or from the Transferred Assets or the disposal or release of Hazardous Substances generated by operation of the Transferred Assets), including, the Environmental Costs.

provided, however, that nothing stated above shall make the HFS Entities responsible for any pre-Closing Date negligent actions omissions or willful misconduct by any of the HEP Entities.

“Previous Amended and Restated Omnibus Agreement” is defined in the introduction to this Agreement.

“Proposed Transferee” is defined in Section 5.2(a)(i).

“Prudent Industry Practice” means such practices, methods, acts, techniques, and standards as are in effect at the time in question that are consistent with (a) the standards generally followed by the United States pipeline and terminalling industries or (b) such higher standards as may be applied or followed by the HFS Entities in the performance of similar tasks or projects, or by the HEP Entities in the performance of similar tasks or projects.

“Purchase Option Agreement” has the meaning set forth in the Asset Purchase Agreement, dated August 1, 2009, between HollyFrontier Tulsa, as the seller, and HEP Tulsa, as the buyer.

“RDU Assets” has the meaning set forth in the Asset Lease.

“Refinery” or “Refineries” means each of the Refinery Complexes identified in the Master Lease and Access Agreement.

“Refinery Owners” means each of the HFS Entities that own one or more of the Refineries.

“Released Assets” has the meaning set forth in the Letter Agreement.

“Respondent” is defined in Section 8.2(a).

“Restricted Business” or “Restricted Businesses” means the ownership or operation of crude oil pipelines or terminals, intermediate petroleum product pipelines or terminals, refined petroleum products pipelines, terminals, truck racks or crude oil gathering systems in the continental United States, provided, however, that the Specified Sinclair Business shall not constitute a “Restricted Business” for any purpose under this Agreement.

“Retained Assets” means the pipelines, terminals and other assets and investments owned by any HFS Group Member on the date of the Contribution Agreement that were not conveyed, contributed or otherwise transferred to the HEP Entities pursuant to the Contribution Agreement or otherwise.

“Roadrunner” is defined in the introduction to this Agreement.

“Roadrunner Pipeline” means 16” crude oil pipeline extending from Slaughter station in Texas to Lovington, New Mexico owned by Roadrunner.

“Roadrunner Pipeline Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of December 1, 2009 by and among Navajo Pipeline and the Operating Partnership, pursuant to which the Operating Partnership acquired, all of the outstanding limited liability company interests of Roadrunner, the entity that owns the Roadrunner Pipeline.

“ROFR Acceptance Deadline” means the First ROFR Acceptance Deadline or the Second ROFR Acceptance Deadline, as applicable, both as defined in Section 5.2(b) and (c).

“Sale Assets” is defined in Section 5.2(a)(ii).

“Second ROFR Acceptance Deadline” is defined in Section 5.2(c).

“Services and Secondment Agreement” means that certain Fourth Amended and Restated Services and Secondment Agreement effective as of January 1, 2021, by and among Holly GP, the Operating Partnership, Cheyenne Logistics, El Dorado Logistics, El Dorado Operating, HEP Tulsa, Woods Cross Operating, HollyFrontier Payroll Services, Inc., a Delaware corporation, HollyFrontier Cheyenne, CRDC, HollyFrontier El Dorado, HollyFrontier Tulsa and HollyFrontier Woods Cross.

“Sinclair” means Sinclair Tulsa Refining Company.

“Sinclair Oil” is defined in the introduction to this Agreement.

“Sinclair Refining” is defined in the introduction to this Agreement.

“Sinclair Midstream Assets” means the assets owned by STC and its subsidiaries and acquired by HEP through HEP’s acquisition of STC pursuant to the Midstream Contribution Agreement, dated August 2, 2021, by and among HEP, STC and The Sinclair Companies.

“Sinclair Refinery Logistics Assets” means all assets of Hippo Holding LLC and its subsidiaries (including Sinclair Oil, Sinclair Refining and Casper Refining) that constitute “Permitted Assets” as of March 14, 2022, including the logistics assets that are located within the fence line of each of the Sinclair Refinery Complex and the Casper Refinery Complex, which assets were acquired by HF Sinclair through HF Sinclair’s acquisition of Hippo Holding LLC and its subsidiaries (including Sinclair Oil, Sinclair Refining and Casper Refining) pursuant to the Business Combination Agreement, dated August 2, 2021, by and among HF Sinclair, HFC, Hippo Merger Sub, Inc., The Sinclair Companies and Hippo Holding LLC.

“Sinclair Purchase Agreement” means that certain Asset Sale and Purchase Agreement dated as of October 19, 2009, by and among HollyFrontier Tulsa, HEP Tulsa and Sinclair, pursuant to which HEP Tulsa acquired the Sinclair Transferred Assets.

“Sinclair Transferred Assets” means the HEP Tulsa Assets as defined in the Sinclair Purchase Agreement.

“SLC Pipeline” means the SLC Pipeline as defined in the SLC Pipeline Membership Interest Purchase Agreement.

“SLC Pipeline Membership Purchase Agreement” means that certain Membership Interest Purchase Agreement dated effective August 7, 2017, between Rocky Mountain Pipeline System LLC and HEP SLC, LLC.

“Specified Sinclair Business” means (i) Sinclair Oil’s direct and indirect ownership of equity interests in Sinclair Trucking Company LLC and Prairie Field Services LLC and (ii) the assets and operations of Sinclair Trucking Company LLC.

“STC” is defined in the introduction to this Agreement.

“Storage and Handling Agreement” means that certain Storage and Handling Agreement dated February 21, 1997, between the Operating Partnership and Alon U.S.A., L.P., as amended effective January 1, 2004, September 1, 2008 and March 1, 2011.

“Temporary Administrative Fee” is defined in Section 4.1(b).

“Third Party” means a Person which is not (a) HEP or an Affiliate of HEP, (b) HF Sinclair or an affiliate of HF Sinclair, (c) a Person that, after the signing of this Agreement becomes a successor entity of HEP, HF Sinclair or any of their respective Affiliates. An employee of HF Sinclair or HEP shall not be deemed an Affiliate.

“Toxic Tort” means a Claim or cause of action arising from personal injury or property damage incurred by the plaintiff that is alleged to have been caused by exposure to, or contamination by, Hazardous Substances that have been released into the environment by or as a result of the actions or omissions of the defendant.

“Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of the Assets.

“Transferred Assets” means all of the assets conveyed, contributed, or otherwise transferred, directly or indirectly (including by transfer or sale of the entity that owns such assets or the entity that owns the interests in the entity that owns such assets) that serve the Refineries, by the HFS Entities to the HEP Entities, as indicated in column (a) of Exhibit D, Part 1; provided that for the purposes of Section 3.2, the term “Transferred Assets” shall include (a) that certain 8” pipeline extending 50 miles from the White City Station that was formerly used as a refined products pipeline and that was conveyed to the HEP Entities as part of the 2004 Product Pipelines, Terminal and Related Assets, and (b) the Tulsa West Crude Tank Assets.

“Transferred Tanks” means the tanks included in the Assets, as indicated in column (h) of Exhibit D, provided however that from and after January 1, 2017, such tanks shall not include the El Dorado Repurchased Tanks.

“Tulsa East Refinery” means the refinery owned by HollyFrontier Tulsa and located at 905 West 25th Street, Tulsa, Oklahoma 74107.

“Tulsa Interconnecting Pipelines” means the Interconnecting Pipelines as defined in the Tulsa Throughput Agreement.

“Tulsa New Tanks” means petroleum products storage tank nos. 45 and 444A located at the Tulsa Refinery Complex.

“Tulsa Purchase Agreement” means that certain Asset Purchase Agreement dated as of August 1, 2009, by and between HollyFrontier Tulsa and HEP Tulsa, pursuant to which HollyFrontier Tulsa transferred and conveyed to HEP Tulsa, and HEP Tulsa acquired, the Tulsa Transferred Assets.

“Tulsa Rail Yard Facility” means (a) the railroad track siding consisting of approximately (i) Five Thousand Twenty (5,020) track feet of runaround track, (ii) Seven Thousand Three Hundred (7,300) of inbound and outbound track, (iii) One Thousand Three Hundred (1,300) track feet of maintenance and engine storage track, (iv) Nine Thousand Eight Hundred Eighty (9,880) track fee of rail car storage, (v) One (1) mainline switch, and (vi) Fifteen (15) industry switches located on certain land situated at or near the railway station of Tulsa, County of Tulsa, Oklahoma and leased by HFRM from HEP Tulsa pursuant to that certain Track Lease Agreement effective as of December 13, 2017 by and between HEP Tulsa and HFRM, pursuant to which HEP Tulsa agreed to lease to HFRM, and HFRM agreed to lease from HEP Tulsa, the Tulsa Rail Yard Facility, (b) HEP Tulsa’s leasehold interest, as tenant, under the BNSF Lease (Tulsa), pursuant to which HEP Tulsa agreed to lease from BNSF Railway Company the BNSF Land (Tulsa), (c) HEP Tulsa’s leasehold interest, as landlord, under that certain Sublease Agreement effective as of December 13, 2017 by and between HEP Tulsa and HFRM, pursuant to which HEP Tulsa agreed to sublease to HFRM, and HFRM agreed to sublease from HEP Tulsa, the BNSF Land (Tulsa), (d) HEP Tulsa’s interest, as licensee, under that certain Equipment Sites, Access and Rail Line License Agreement, effective August 1, 2009, between HollyFrontier Tulsa and HEP Tulsa, as amended by that certain First Amendment to Equipment Sites, Access and Rail Line License Agreement, effective as of December 13, 2017, by and between HollyFrontier Tulsa and HEP Tulsa, and (e) HEP Tulsa’s interest, as sublicensor, under that Sublicense Agreement effective December 13, 2017, between HEP Tulsa and HFRM.

“Tulsa Throughput Agreement” means that certain Second Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of August 31, 2011, pursuant to which HEP Tulsa agreed to provide transportation services to HollyFrontier Tulsa with respect to the Tulsa Interconnecting Pipelines.

“Tulsa Transferred Assets” means the Transferred Assets as defined in the Tulsa Purchase Agreement.

“Tulsa West Refinery” means the refinery owned by HollyFrontier Tulsa located at 1700 S. Union Ave., Tulsa, Oklahoma 74107.

“Tulsa West Crude Tank Assets” means the Leased Property as defined in the Bill of Sale, Assignment and Assumption Agreement dated as of March 31, 2016 between Plains Marketing, L.P. and HEP Tulsa.

“UNEV LLC Interest Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of July 12, 2012, by and among HFC, HEP UNEV and HEP, pursuant to which HFC agreed to sell to HEP UNEV the entity that owns 75% of all of the issued and outstanding membership interests of UNEV Pipeline, LLC, the entity that owns the UNEV Pipeline.

“UNEV Pipeline” means, collectively, an approximately 400 mile, 12-inch refined products pipeline currently running from Woods Cross, Utah to Las Vegas, Nevada, related products terminals in or near Cedar City, Utah and Las Vegas, Nevada and other related assets owned by UNEV Pipeline, LLC.

“UNEV Profits Interest” means the membership interest in HEP UNEV held directly or indirectly by HFC.

“Voting Securities” means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

“Wood Cross Operating” is defined in the introduction to this Agreement.

“Woods Cross Refinery Assets” has the meaning ascribed to the term “Assets” in that certain LLC Interest Purchase Agreement dated as of October 3, 2016 and effective as of October 1, 2016 by and among HollyFrontier Woods Cross, HFC and the Operating Partnership, pursuant to which HollyFrontier Woods Cross agreed to sell to the Operating Partnership all of the issued and outstanding limited liability company interests in Woods Cross Operating.

Exhibit C

to

Twenty-Second Amended and Restated Omnibus Agreement

Interpretation

As used in this Agreement, unless a clear contrary intention appears:

(a) any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;

(b) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement and references in any Section or definition to any clause means such clause of such Section or definition. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;

(d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;

(e) the Exhibits hereto form an integral part of this Agreement and are equally binding therewith. Any reference to “this Agreement” shall include such Exhibits;

(f) references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;

(g) if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;

(h) the use of “or” is not intended to be exclusive unless explicitly indicated otherwise;

(i) references to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

(j) the words “includes,” “including,” or any derivation thereof shall mean “including without limitation” or “including, but not limited to.”

C-1

Exhibit D

to

Twenty-Second Amended and Restated Omnibus Agreement

Asset Indemnification Summary

Part 1: Transferred Assets:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
TRANSFERRED ASSET AND CLOSING DATE	HF SINCLAIR ENVIRONMENTAL (Expiration Date)	HEP ENVIRONMENTAL[1]	RIGHT-OF-WAY	ADDITIONAL INDEMNITIES	OPERATIONAL INDEMNITY	RIGHT OF FIRST REFUSAL	INCLUDES TRANSFERRED TANKS

Indemnity from HF Sinclair to HEP for Pre-Closing Covered Environmental Losses under Section 3.2(a) / Aggregate cap on HF Sinclair environmental indemnity in Section 3.1(b)

(expiration date of indemnity)

		Indemnity from HEP to HF Sinclair for Post-Closing Covered Environmental Losses under Section 3.4(a)	Right-of-Way Indemnity under Sections 3.2(a)(iii) and 3.2(a)(iv) (expiration date of indemnity)	Additional Indemnities under Section 3.2(a)(vi) (expiration date of indemnity)[2]	Additional Indemnities under Section 3.5	Right of First Refusal under Article V

2004 Product Pipelines, Terminal and Related Assets (July 13, 2004)	$15,000,000 (July 13, 2014)	✓	✓ (July 13, 2014)	✓ (July 13, 2009)	✓	✓	No

8” and 10” Lovington/Artesia Intermediate Pipelines (June 1, 2009)	$2,500,000 (June 1, 2019)	✓	✓ (June 1, 2019)	✓ (June 1, 2014)	✓	✓	No

[1]	Where subsurface rights are not transferred to the HEP Entities, the HEP Entities have no liabilities for subsurface contamination unless caused by an HEP Entity.
[2]	Notification of Claim must be provided prior to date noted.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
TRANSFERRED ASSET AND CLOSING DATE	HF SINCLAIR ENVIRONMENTAL (Expiration Date)	HEP ENVIRONMENTAL	RIGHT-OF-WAY	ADDITIONAL INDEMNITIES	OPERATIONAL INDEMNITY	RIGHT OF FIRST REFUSAL	INCLUDES TRANSFERRED TANKS

2008 Crude Pipelines, Tanks and Related Assets (March 1, 2008)	$7,500,000 (March 1, 2023)	✓	✓ (March 1, 2023)	✓ (March 1, 2013)	✓	✓	Yes

16” Lovington/Artesia Intermediate Pipeline (June 1, 2009)	None	✓	✓ (June 1, 2019)	✓ (June 1, 2014)	✓	✓	No

Tulsa Transferred Assets[3] (August 1, 2009)	None	None	None	None	None	None	No

Beeson Pipeline (December 1, 2009)	None	✓	✓ (December 1, 2019)	✓ (December 1, 2014)	✓	✓	No

Roadrunner Pipeline (December 1, 2009)	None	✓	✓ (December 1, 2019)	✓ (December 1, 2014)	✓	✓	No

Additional Lovington Assets (March 31, 2010)	$15,000,000 (March 31, 2020)	✓	✓ (March 31, 2020)	✓ (March 31, 2015)	✓	✓	No

Additional Tulsa East Assets (March 31, 2010)	unlimited (no expiration)	None	None	None	None	✓	No

Sinclair Transferred Assets (October 19, 2009)	None	None	None	None	None	✓	Yes

Tulsa Interconnecting Pipelines (August 31, 2011)	None	✓	(August 31, 2021)	(August 31, 2016)	✓	✓	No

[3]

The indemnities with respect to the Tulsa Transferred Assets are contained in Section 5 of the Tulsa Equipment and Throughput Agreement, dated August 1, 2009, between HollyFrontier Tulsa and HEP Tulsa, and such indemnities continue to apply notwithstanding the termination of such agreement. The right of first refusal granted to an Affiliate of HFC with respect to the Tulsa Transferred Assets is contained in the Purchase Option Agreement.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
TRANSFERRED ASSET AND CLOSING DATE	HF SINCLAIR ENVIRONMENTAL (Expiration Date)	HEP ENVIRONMENTAL	RIGHT-OF-WAY	ADDITIONAL INDEMNITIES	OPERATIONAL INDEMNITY	RIGHT OF FIRST REFUSAL	INCLUDES TRANSFERRED TANKS

Cheyenne Assets (November 1, 2011)	$15,000,000 (The latter of (x) November 1, 2021 and (y) mechanical completion of the renewable diesel units at the Cheyenne Refinery)	✓[4]	✓ (November 1, 2021)	✓ (November 1, 2016)[5]	✓	✓	Yes

El Dorado Assets (November 1, 2011)	$15,000,000 (November 1, 2021)	✓[6]	✓ (November 1, 2021)	✓ (November 1, 2016)	✓	✓	Yes

UNEV Pipeline (July 12, 2012)	None	✓	✓ (July 12, 2022)	✓ (July 12, 2017)	✓	None [7]	No

El Dorado Refinery Assets (November 1, 2015)	$15,000,000 (November 1, 2025)	✓	✓ (November 1, 2025)	✓ (November 1, 2020)	✓	✓	No

Osage Pipeline (February 22, 2016)	None	None	None	None	None	None [8]	No

Tulsa West Crude Tank Assets (11:59 p.m., March 31, 2016)	$5,000,000 (11:59 p.m., March 31, 2026)	✓	None	✓ (11:59 p.m., March 31, 2021)[9]	✓	✓	No

Woods Cross Refinery Assets October 1, 2016	$15,000,000 October 1, 2026	✓	✓ October 1, 2026	✓ October 1, 2026	✓	✓	No

North Loco Tanks (December 8, 2017)	None	None	None	None	None	✓	No

[4]

This indemnity with respect to the Cheyenne Assets excludes any Post-Closing Covered Environmental Losses relating to the RDU Assets from and after January 1, 2021. With respect to the RDU Assets only, the indemnification provisions of the Asset Lease will govern during the term thereof.

[5]

Notwithstanding such expiration date with respect to the Cheyenne Assets generally, the indemnity provided for in Section 3.2(a)(vi)(G) with respect to the Demo Assets and the Released Assets shall expire on March 1, 2022.

[6]	However, with respect to the El Dorado Repurchased Tanks, such indemnity is subject to the limitation set forth in Section 3.4(c).
[7]	However, the right of first refusal includes the equity interests of HEP UNEV Holdings LLC, HEP UNEV Pipeline LLC and UNEV Pipeline, LLC then owned directly or indirectly by the HEP Entities.
[8]

However, the right of first refusal includes the equity interests of El Dorado Osage and Osage then owned directly or indirectly by the HEP Entities; provided, however, the right of first refusal on the equity interests of Osage is subject to any rights of the other member(s) of Osage.

[9]	Notwithstanding such expiration date, the indemnity provided for in Section 3.2(a)(vi)(F) applies only to the Tulsa West Crude Tank Assets and expired at 11:59 p.m. on March 31, 2017.

Part 2: Other Assets:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

OTHER ASSET AND CLOSING DATE	HF SINCLAIR ENVIRONMENTAL (Expiration Date)	HEP ENVIRONMENTAL	RIGHT-OF-WAY	ADDITIONAL INDEMNITIES	OPERATIONAL INDEMNITY	RIGHT OF FIRST REFUSAL	INCLUDES TRANSFERRED TANKS

Indemnity from HF Sinclair to HEP for Pre-Closing Covered Environmental Losses under Section 3.2(a) / Aggregate cap on HF Sinclair environmental indemnity in Section 3.1(b)

(expiration date of indemnity)

		Indemnity from HEP to HF Sinclair for Post-Closing Covered Environmental Losses under Section 3.4(a)	Right-of-Way Indemnity under Sections 3.2(a)(iii) and 3.2(a)(iv) (expiration date of indemnity)	Additional Indemnities under Section 3.2(a)(vi)(A) (expiration date of indemnity)[1]	Additional Indemnities under Section 3.5	Right of First Refusal under Article V

Malaga Pipeline System (July 16, 2013, as amended by that certain Amended and Restated Transportation Services Agreement dated September 26, 2014)	None [10]	✓	None	None	✓	✓	No

El Dorado New Tank (Tank 647) (January 7, 2014)	None	✓	✓ (January 7, 2024)	None	✓	✓	No

Artesia Rail Yard Facility (November 1, 2014)	None	✓	None	None	✓	✓	No

El Dorado Terminal (March 6, 2015)	None	✓	None	None	✓	✓	No

[10]

However, Section 3.1(a) covers the 8” pipeline extending 50 miles from White City Station that was formerly used as a refined products pipeline that was conveyed to HEP as part of the 2004 Product Pipelines, Terminal and Related Assets.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
OTHER ASSET AND CLOSING DATE	HF SINCLAIR ENVIRONMENTAL (Expiration Date)	HEP ENVIRONMENTAL	RIGHT-OF-WAY	ADDITIONAL INDEMNITIES	OPERATIONAL INDEMNITY	RIGHT OF FIRST REFUSAL	INCLUDES TRANSFERRED TANKS

Beeson to Lovington System Expansion (March 12, 2015)	None	✓	None	None	✓	✓	No

Artesia Blending Facility (March 12, 2015)	None	✓	✓ (March 12, 2025)	None	✓	✓	No

Cheyenne New Tank (Tank 117) (December 4, 2014)	None	✓	✓ (December 4, 2029)	✓ (The indemnity in Section 3.2(a)(vi)(G) shall expire on March 1, 2022)	✓	✓	No

Tulsa New Tanks (Tanks 45 and 444A) (May 1, 2016)	None	✓	✓ (May 1, 2026)	None	✓	✓	No

El Dorado New Tank (Tank 651) (September 12, 2016)	None	✓	✓ (September 12, 2026)	None	✓	✓	No

SLC Pipeline (October 31, 2017)	None	None	None	None	None	✓	No

Frontier Aspen Pipeline (October 31, 2017)	None	None	None	None	None	✓	No

NWNAL Assets (October 31, 2017)	None	None	None	None	None	✓	No

Tulsa Rail Yard Facility (December 13, 2017)	None	✓	None	None	✓	✓	No

Catoosa Lubes Terminal (June 1, 2018)	None	✓	None	None	✓	✓	No

Orla Truck Terminal (the Orla Commencement Date)[11]	None	✓	None	None	✓	✓[12]	No

Cushing Connect Pipeline (the Cushing Connect Commencement Date)[11]	None	None	None	None	None	None[13]	No

Navajo Tanks (the Navajo Tank Commencement Date)[11]	None	✓	None	None	✓	✓	No

Sinclair Midstream Assets (March 14, 2022)	None	✓	None	None	✓	✓[14]	No

[11]	As defined in the Master Throughput Agreement.
[12]	HFC right of first refusal subject to the rights of ALON under the ALON Purchase Agreement.
[13]

However, the right of first refusal includes the equity interests of Cushing Connect then owned directly or indirectly by the HEP Entities; provided, however, the right of first refusal on the equity interests of Cushing Connect is subject to any rights of the other member(s) of Cushing Connect.

[14]

However, the right of first refusal includes the equity interests of Saddle Butte Pipeline III, LLC and Pioneer Investments Corp. then owned directly or indirectly by the HEP Entities; provided, however, the right of first refusal on such equity interests is subject to the rights of the other member(s) of Saddle Butte Pipeline III, LLC and Pioneer Investments Corp., as applicable.

Exhibit E

to

Twenty-Second Amended and Restated Omnibus Agreement

General and Administrative Services

(1)	Executive services

(2)	Finance, including treasury, and administration services

(3)	Information technology services

(4)	Internal audit services

(5)	Legal services

(6)	Corporate health, safety and environmental services

(7)	Human resources services

(8)	Procurement

(9)	Corporate operations team services

(10)	Corporate transportation (trucking) compliance services

E-1

Exhibit F

to

Twenty-Second Amended and Restated Omnibus Agreement

Temporary General and Administrative Services

(1)	Accounting

(2)	Corporate health, safety and environmental services for site specific assets.

(3)	Any other general and administrative services currently provided to STC by Sinclair Oil and its subsidiaries that will not be provided by legacy employees of HF Sinclair or HEP.

F-1